EXHIBIT 21.1

SEITEL, INC.

LIST OF SUBSIDIARIES OF THE REGISTRANT

        NAME OF SUBSIDIARY

INCORPORATED IN

100% OWNED BY
	6818862 Canada Inc. ...................................	Alberta, Canada...............	Seitel Canada Holdings, Inc.
*	Datatel, Inc. .................................................	Delaware.........................	Seitel Data Corp.
	DDD Energy, Inc. ..........................................	Delaware.........................	Seitel, Inc.
	Direct Digital Online Inc. ...............................	Alberta, Canada...............	Olympic Seismic Ltd.
	Matrix Geophysical, Inc. ................................	Delaware.........................	Seitel, Inc.
*	N360X, L.L.C.................................................	Texas.............................	Seitel Management, Inc.
	Olympic Seismic Ltd. ....................................	Alberta, Canada...............	Seitel Canada Holdings, Inc.
	Seitel Canada Holdings, Inc. ..........................	Delaware.........................	Seitel, Inc.
	Seitel Data Corp. ..........................................	Delaware.........................	Seitel, Inc.
	Seitel Data, Ltd. ...........................................	Texas LP........................	99%-Seitel Data Corp. (LP), 1%-Seitel Delaware, Inc. (GP)
	Seitel Delaware, Inc. .....................................	Delaware.........................	Seitel, Inc.
	Seitel IP Holdings, LLC..................................	Delaware.........................	33%-Seitel Solutions Canada, Ltd., 33%-Seitel Solutions, Ltd., 34%-Seitel Solutions, LLC
	Seitel International, Inc. .................................	Cayman Islands...............	Seitel Data Corp.
	Seitel Management, Inc. ................................	Delaware.........................	Seitel, Inc.
	Seitel Offshore Corp. .....................................	Delaware.........................	Seitel Data Corp.
	Seitel Solutions, Inc. .....................................	Delaware.........................	Seitel, Inc.
	Seitel Solutions, LLC .................................	Delaware.........................	Seitel Solutions, Inc.
	Seitel Solutions, Ltd. .....................................	Texas LP........................	99%-Seitel Solutions, LLC (LP), 1%-Seitel Solutions, Inc. (GP)
	Seitel Solutions Holdings, LLC .......................	Delaware.........................	Seitel Solutions, LLC
	Seitel International, BV...................................	Netherlands.....................	90%-SI Holdings, G.P., 10%-Seitel Solutions Holdings, LLC
	SI Holdings, G.P............................................	Delaware.........................	90%-Seitel Solutions, LLC, 10%-Seitel Solutions, Inc.
__________________________
*	Dormant